UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 9, 2026

Trio Petroleum Corp
(Exact name of registrant as specified in its charter)

Delaware	001-41643	87-1968201
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

23823 Malibu Road, Suite 304

Malibu, CA 90265

(661) 324-3911

(Address and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	TPET	The NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

ATM Agreement

On January 9, 2026, Trio Petroleum Corp, a Delaware corporation (the “Company”), entered into an At Market Issuance Sales Agreement (the “ATM Agreement”) with Ladenburg Thalmann & Co. Inc. as agent (the “Sales Agent”) pursuant to which the Company may issue and sell shares of its common stock, $0.0001 par value per share (“Common Stock”), from time to time through the Sales Agent (the “Offering”). On January 9, 2026, the Company also filed a prospectus supplement with the Securities and Exchange Commission (the “Commission”) covering the sale of shares of Common Stock having an aggregate offering price of up to $3,600,000 (the “Placement Shares”), in connection with the Offering (the “Prospectus Supplement”), along with the base prospectus (hereafter referred to collectively with the Prospectus Supplement as the “Prospectus”), under its existing Registration Statement on Form S-3 (File No 333-281813), which became effective on September 10, 2024 (the “Registration Statement”).

Upon delivery of a Placement Notice (as such term is defined in the ATM Agreement) and subject to the terms and conditions of the ATM Agreement, the Sales Agent shall use its commercially reasonable efforts to sell the Placement Shares by (i) any method permitted by law deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), including sales made directly on or through the NYSE American or on any other existing trading market for the Common Stock and/or (ii) any other method permitted by law with the Company’s consent.

The Company will designate the maximum amount of Common Stock to be sold through the Sales Agent in any placement under the Offering. The Company may instruct the Sales Agent not to sell any Placement Shares if the sales cannot be effected at or above a price designated by the Company in a Placement Notice. The Company or the Sales Agent may suspend the offering of the Placement Shares being made through the Sales Agent under the ATM Agreement upon proper notice to the other party. The Company and the Sales Agent each have the right, by giving written notice as specified in the ATM Agreement, to terminate the ATM Agreement in each party’s sole discretion at any time. The Sales Agent may also terminate the ATM Agreement, by written notice to the Company, upon the occurrence of certain events as described in the ATM Agreement including, without limitation, if there has been a Material Adverse Effect (as such term is defined in the ATM Agreement). Unless earlier terminated, pursuant to the terms of the ATM Agreement, the ATM Agreement shall automatically terminate upon the issuance and sale of all of the Placement Shares through the Sales Agent.

The ATM Agreement provides that the Sales Agent will be entitled to aggregate compensation for its services up to 3.0% of the gross proceeds from each sale of Placement Shares sold through the Sales Agent under the ATM Agreement. The Company has no obligation to sell any Placement Shares under the ATM Agreement. The Company has agreed in the ATM Agreement to provide indemnification and contribution to the Sales Agent against certain liabilities, including liabilities under the Securities Act.

The Placement Shares will be offered and sold pursuant to the Registration Statement, and offerings of the Placement Shares will be made only by means of the Prospectus. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of any offer to buy the Shares, nor shall there be any offer, solicitation or sale of the Shares in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state.

The foregoing description of the material terms of the ATM Agreement is qualified in its entirety by reference to the full text of the ATM Agreement, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

The legal opinion of Ellenoff Grossman & Schole LLP, counsel to the Company, relating to the Placement Shares being offered is filed as Exhibit 5.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
5.1	Opinion of Ellenoff Grossman & Schole LLP
10.1	At Market Issuance Sales Agreement, dated January 9, 2026, between the Trio Petroleum Corp and Ladenburg Thalmann Co. Inc.
23.1	Consent of Ellenoff Grossman & Schole LLP (included in Exhibit 5.1)
104	Cover Page Interactive Data File (embedded within the XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 9, 2026

Trio Petroleum Corp.

By:	/s/ Robin Ross
Name:	Robin Ross
Title:	Chief Executive Officer